EXHIBIT 31.2

CERTIFICATIONS

I, Thomas P. Chambers, certify that:

1.	I have reviewed this annual report on Form 10-K of Apache Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Thomas P. Chambers

Thomas P. Chambers

Executive Vice President and Chief Financial Officer

(principal financial officer)

Date: March 1, 2012